EXHIBIT 16


                               CAPITAL VALUE FUND

The Fund computes the "average annual total return" of the Fund by determining the average annual compounded rates of return during specified periods that equate the initial amount invested to the ending redeemable value of such investment. This is done by determining the ending redeemable value of a hypothetical $1,000 initial payment. This calculation is as follows:

                 P(1+T)n = ERV

     Where: T  = average annual total return.

          ERV  = ending redeemable value at the end of the period covered by the
               computation  of  a  hypothetical   $1,000  payment  made  at  the
               beginning of the period.

          P = hypothetical initial payment of $1,000 from which the maximum sales load is deducted.

          n    = period covered by the computation, expressed in terms of years.

The Fund may also compute the "cumulative total return" of the Fund, which is calculated in a similar manner, except that the results are not annualized. This calculation is as follows:

                 (ERV - P)/P = TR

     Where: ERV = ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period

          P = hypothetical initial payment of $1,000 from which the maximum sales load is deducted

          TR   = total return

The calculation of average annual total return and cumulative total return assume that the maximum sales load is deducted from the initial $1,000 investment at the time it is made and that there is a reinvestment of all dividends and capital gain distributions on the reinvestment dates during the period. The ending redeemable value is determined by assuming complete redemption of the hypothetical investment and the deduction of all nonrecurring charges at the end of the period covered by the computations. The Fund may also quote other total return information that does not reflect the effects of the sales load.

The average annual total return quotations for the Fund for the fiscal year ended March 31, 1997 and since inception (December 31, 1991 to March 31, 1997) are 3.33% and 8.07%, respectively. The cumulative total return quotation for the Fund since inception through March 31, 1997 is 50.31%. These performance quotations assume the maximum 3.5% sales load for the Fund was deducted from the initial investment. The average annual return for the Fund for the fiscal year ended March 31, 1997 and since inception through March 31, 1997, without deducting the maximum 3.5% sales load, was 7.08% and 8.80%, respectively. The cumulative total return quotation for the Fund since inception through March 31, 1997 without deducting the maximum 3.5% sales load, is 55.77%.

Average Annual Total Return for the 12 months ended March 31, 1997 including 3.5% sales load:

                 1,000(1+T)1   = 1,033.33
                           T   =  .0333

                 T       = 3.33%
                 ERV  =    $1,033.33
                 P       = $1,000
                 n       = 1

Average Annual Total Return since inception through March 31, 1997 including 3.5% sales load:

                 1,000(1+T)5.25= 1,503.15
                           T        =  .0807

                 T       = 8.07%
                 ERV  =    $1,503.15
                 P       = $1,000
                 n       = 5.25

Cumulative Total Return since inception through March 31, 1997 including 3.5% sales load:

                 (1,503.15-1,000)/1,000 = .5031

                 ERV       =   $1,503.15
                 P         =   $1,000
                 TR        =   50.31%

Average Annual Total Return for the 12 months ended March 31, 1997 excluding 3.5% sales load:

                 1,000(1+T)1   = 1,070.81
                           T   =  .0708

                 T =       7.08%
                 ERV =     $1,070.81
                 P =       $1,000
                 n =       1

Average Annual Total Return since inception through March 31, 1997 excluding 3.5% sales load:

                 1,000(1+T)5.25= 1,557.67
                           T        =  .0880

                 T       = 8.80%
                 ERV  =    $1,557.67
                 P       = $1,000
                 n       = 5.25

Cumulative Total Return since inception through March 31, 1997 excluding 3.5% sales load:

                 (1,557.67 - 1,000)/1,000 = .5577

                 ERV       =   $1,557.67
                 P         =   $1,000
                 TR        =   55.77%

                           INVESTEK FIXED INCOME TRUST

The Fund computes the "average annual total return" of the Fund by determining the average annual compounded rates of return during specified periods that equate the initial amount invested to the ending redeemable value of such investment. This is done by determining the ending redeemable value of a hypothetical $1,000 initial payment. This calculation is as follows:

                 P(1+T)n = ERV

     Where: T  = average annual total return.

          ERV  = ending redeemable value at the end of the period covered by the
               computation  of  a  hypothetical   $1,000  payment  made  at  the
               beginning of the period.

          P = hypothetical initial payment of $1,000 from which the maximum sales load is deducted.

          n    = period covered by the computation, expressed in terms of years.

The Fund may also compute the "cumulative total return" of the Fund, which is calculated in a similar manner, except that the results are not annualized. This calculation is as follows:

                 (ERV - P)/P = TR

     Where: ERV = ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period

          P = hypothetical initial payment of $1,000 from which the maximum sales load is deducted

          TR   = total return

The calculation of average annual total return and cumulative total return assume that there is a reinvestment of all dividends and capital gain distributions on the reinvestment dates during the period. The ending redeemable value is determined by assuming complete redemption of the hypothetical investment and the deduction of all nonrecurring charges at the end of the period covered by the computations.

The average annual total return quotations for the Fund for the fiscal year ended March 31, 1997 and since inception (November 15, 1991 to March 31, 1997) are 5.38% and 6.59%, respectively. The cumulative total return quotation since inception through March 31, 1997 is 40.97%.

The yield of the Fund is computed by dividing the net investment income per share earned during the period stated in the advertisement by the maximum offering price per share on the last day of the period. For the purpose of determining net investment income, the calculation includes, among expenses of the Fund, all recurring fees that are charged to all shareholder accounts and any nonrecurring charges for the period stated. In particular, yield is determined according to the following formula:

                           Yield =2[(A - B + 1)6-1]
                                     -----
                                      CD

Where: A equals dividends and interest earned during the period; B equals expenses accrued for the period (net of reimbursements); C equals average daily number of shares outstanding during the period that were entitled to receive dividends; D equals the maximum offering price per share on the last day of the period. For the thirty day period ended March 31, 1997, the yield for the Fund was 6.43%.


Average Annual Total Return for the 12 months ended March 31, 1997:

                 1,000(1+T)1   = 1,053.76
                           T   =  0.0538

                 T       = 5.38%
                 ERV  =    $1,053.76
                 P       = $1,000
                 n       = 1

Average Annual Total Return since inception through March 31, 1997:

                 1,000(1+T)5.38      = 1,409.75
                           T       =  0.0659

                 T       = 6.59%
                 ERV  =    $1,409.75
                 P       = $1,000
                 n       = 5.38

Cumulative Total Return since inception through March 31, 1997:

                 (1,409.75 - 1,000)/1,000 = 0.4097

                 ERV       =   1,409.75
                 P         =   1,000
                 TR        =   40.97%

Yield for the thirty day period ended March 31, 1997:

                           Yield =2[((A - B) + 1)6-1]
                                      -----
                                      (C*D)
       A =       $67,385.21
       B =       $8,260.54
       C =       1,120,270.92
       D =       $9.98

       Yield = 2[((67,385.21 - 8,260.54) + 1)6-1]
                    (1,120,270.92*9.98)

       Yield = 6.43%

                            ZSA ASSET ALLOCATION FUND

The Fund computes the "average annual total return" of the Fund by determining the average annual compounded rates of return during specified periods that equate the initial amount invested to the ending redeemable value of such investment. This is done by determining the ending redeemable value of a hypothetical $1,000 initial payment. This calculation is as follows:

                 P(1+T)n = ERV

     Where: T  = average annual total return.

          ERV  = ending redeemable value at the end of the period covered by the
               computation  of  a  hypothetical   $1,000  payment  made  at  the
               beginning of the period.

          P = hypothetical initial payment of $1,000 from which the maximum sales load is deducted.

          n    = period covered by the computation, expressed in terms of years.

The Fund may also compute the "cumulative total return" of the Fund, which is calculated in a similar manner, except that the results are not annualized. This calculation is as follows:

                 (ERV - P)/P = TR

     Where: ERV = ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period

          P = hypothetical initial payment of $1,000 from which the maximum sales load is deducted

          TR   = total return

The calculation of average annual total return and cumulative total return assume that there is a reinvestment of all dividends and capital gain distributions on the reinvestment dates during the period. The ending redeemable value is determined by assuming complete redemption of the hypothetical investment and the deduction of all nonrecurring charges at the end of the period covered by the computations.

The average annual total return quotations for the Fund for the fiscal year ended March 31, 1997 and since inception (August 10, 1992 to March 31, 1997) are 11.20% and 8.33%, respectively. The cumulative total return quotation for the Fund since inception through March 31, 1997 is 45.00%.

Average Annual Total Return for the 12 months ended March 31, 1997:

                 1,000(1+T)1   = 1,111.96
                           T   =  0.1120

                 T       = 11.20%
                 ERV  =    $1,111.96
                 P       = $1,000
                 n       = 1

Average Annual Total Return since inception through March 31, 1997:

                 1,000(1+T)4.64      = 1,449.97
                           T       =  0.0833

                 T       = 8.33%
                 ERV  =    $1,449.97
                 P       = $1,000
                 n       = 4.64

Cumulative Total Return since inception through March 31, 1997:

                 (1,449.97 - 1,000)/1,000 = 0.4500

                 ERV       =   $1,449.97
                 P         =   $1,000
                 TR        =   45.00%

                         BROWN CAPITAL MANAGEMENT FUNDS

The Fund computes the "average annual total return" of the Fund by determining the average annual compounded rates of return during specified periods that equate the initial amount invested to the ending redeemable value of such investment. This is done by determining the ending redeemable value of a hypothetical $1,000 initial payment. This calculation is as follows:

                 P(1+T)n = ERV

     Where: T  = average annual total return.

          ERV  = ending redeemable value at the end of the period covered by the
               computation  of  a  hypothetical   $1,000  payment  made  at  the
               beginning of the period.

          P = hypothetical initial payment of $1,000 from which the maximum sales load is deducted.

          n    = period covered by the computation, expressed in terms of years.

The Fund may also compute the cumulative total return of the Fund, which is calculated in a similar manner, except that the results are not annualized. This calculation is as follows:

                 (ERV - P)/P = TR

     Where: ERV = ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period

          P = hypothetical initial payment of $1,000 from which the maximum sales load is deducted

          TR   = total return

The calculation of average annual total return and cumulative total return assume that there is a reinvestment of all dividends and capital gain distributions on the reinvestment dates during the period. The ending redeemable value is determined by assuming complete redemption of the hypothetical investment and the deduction of all nonrecurring charges at the end of the period covered by the computations.

The average annual total return quotation for the Equity Fund, the Balanced Fund and the Small Company Fund for the fiscal year ended March 31, 1997 was 8.91%, 7.01%, and 1.56%, respectively. The average annual total return quotation for the Equity Fund, the Balanced Fund and the Small Company Fund since inception (September 30, 1992 to March 31, 1997) was 13.89%, 11.89%, and 13.92%,
respectively. The cumulative total return quotation for the Equity Fund, the Balanced Fund and the Small Company Fund since inception through March 31, 1997 was 79.55%, 65.79%, and 79.83%, respectively.



Equity Fund:

Average Annual Total Return for the 12 months ended March 31, 1997:

                 1,000(1+T)1   = 1,089.13
                           T   =  0.0891

                 T       = 8.91%
                 ERV  =    $1,089.13
                 P       = $1,000
                 n       = 1

Average Annual Total Return since inception through March 31, 1997:

                 1,000(1+T)4.5      = 1,795.54
                           T       =  0.1389

                 T       = 13.89%
                 ERV  =    $1,795.54
                 P       = $1,000
                 n       = 4.5

Cumulative Total Return since inception through March 31, 1997:

                 (1,795.54 - 1,000)/1,000 = 0.7955

                 ERV       =   $1,795.54
                 P         =   $1,000
                 TR        =   79.55%

Balanced Fund:

Average Annual Total Return for the 12 months ended March 31, 1997:

                 1,000(1+T)1   = 1,070.11
                           T   =  0.0701

                 T       = 7.01%
                 ERV  =    $1,070.11
                 P       = $1,000
                 n       = 1

Average Annual Total Return since inception through March 31, 1997:

                 1,000(1+T)4.5      = 1,657.92
                           T       =  0.1189

                 T       = 11.89%
                 ERV  =    $1,657.92
                 P       = $1,000
                 n       = 4.5

Cumulative Total Return since inception through March 31, 1997:

                 (1,657.92 - 1,000)/1,000 = 0.6579

                 ERV       =   $1,657.92
                 P         =   $1,000
                 TR        =   65.79%


Small Company Fund:

Average Annual Total Return for the 12 months ended March 31, 1997:

                 1,000(1+T)1   = 1,015.63
                           T   =  0.0156

                 T       = 1.56%
                 ERV  =    $1,015.63
                 P       = $1,000
                 n       = 1

Average Annual Total Return since inception through March 31, 1997:

                 1,000(1+T)4.5      = 1,798.26
                           T       =  0.1392

                 T       = 13.92%
                 ERV  =    $1,798.26
                 P       = $1,000
                 n       = 4.5

Cumulative Total Return since inception through March 31, 1997:

                 (1,798.26 - 1,000)/1,000 = 0.7983

                 ERV       =   $1,798.26
                 P         =   $1,000
                 TR        =   79.83%